Exhibit 99.1

United States 12 Month Oil Fund, LP

Monthly Account Statement

For the Month Ended January 31, 2024

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$(296,300)
Unrealized Gain (Loss) on Market Value of Commodity Futures	2,974,785
Dividend Income	91,392
Interest Income	186,888
ETF Transaction Fees	700
Total Income (Loss)	$2,957,465

Expenses
General Partner Management Fees	$33,689
Professional Fees	13,546
Brokerage Commissions	626
Directors' Fees and insurance	1,807
License fees	842
Total Expenses	$50,510
Net Income (Loss)	$2,906,955

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 1/1/24	$66,936,781
Withdrawals (100,000 Shares)	(3,513,811)
Net Income (Loss)	2,906,955

Net Asset Value End of Month	$66,329,925
Net Asset Value Per Share (1,800,000 Shares)	$36.85

To the Limited Partners of United States 12 Month Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended January 31, 2024 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States 12 Month Oil Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596